                                                                    EXHIBIT 21.0

                           SUBSIDIARIES OF THE COMPANY

The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 2004. All beneficial interests are wholly-owned, directly or indirectly, by the Company and are included in the Company's consolidated financial statements.


                                                           State or Jurisdiction
Name                                                           of Organization
----                                                     ---------------------
Alarm Lock Systems, Inc.                                           Delaware

Continental Instruments, LLC                                       New York

Napco Security Systems International, Inc.                         New York

Napco/Alarm Lock Exportadora, S.A.                           Dominican Republic

Napco/Alarm Lock Grupo Internacional, S.A.
(formerly known as NSS Caribe, S.A.)                         Dominican Republic

Napco Group Europe, Limited                                        England

                                      E-18

                                      E-121